Exhibit 99.1

Investor Update	Issue Date: January 11, 2016

This investor update provides guidance and certain forward-looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the preliminary financial and operational outlook for the Company for fourth-quarter 2015 and full-year 2015 and forward looking statements for other periods.

Fourth-Quarter and Full-Year 2015 Financial Update	Estimated 4Q 2015			Estimated FY 2015
Consolidated Capacity Year-Over-Year Change Higher/(Lower)		1.8%			1.6%

Pre-Tax Margin[1]	9.75%	—	10.75%	11.7%	—	11.9%

Revenue
Consolidated PRASM (¢/ASM)	12.65	—	12.58	13.12	—	13.11
Year-Over-Year Change Higher/(Lower)	(5.75%)	—	(6.25%)	(4.4%)	—	(4.5%)
Cargo Revenue ($M)	$220	—	$240	$925	—	$945
Other Revenue ($M)	$1,065	—	$1,085	$4,131	—	$4,151

Non-Fuel Operating Expense
Consolidated CASM Excluding Profit Sharing, Fuel & Third-Party Business Expense[1] (¢/ASM)	9.71	—	9.75	9.54	—	9.55
Year-Over-Year Change Higher/(Lower)	(0.25%)	—	0.25%	(0.7%)	—	(0.6%)
Third-Party Business Expense[2] ($M)		$85			$290
Aircraft Rent ($M)		$175			$755
Depreciation and Amortization ($M)		$480			$1,823
Profit sharing	$145	—	$165	$689	—	$709

Consolidated Fuel Expense
Fuel Consumption (Million Gallons)		955			3,890
Fuel Price Excluding Hedges (Price/Gallon)[3]		$1.52			$1.78
Operating Cash-Settled Hedge Loss (Price/Gallon)		$0.18			$0.16
Fuel Price Including Operating Cash-Settled Hedges (Price/Gallon)[3,4]		$1.70			$1.94
Non-Operating Cash-Settled Hedge Loss (Price/Gallon)[3,5]		$0.12			$0.08
Fuel Price Including All Cash-Settled Hedges (Price/Gallon)[3,6]		$1.82			$2.02

Non-Operating Expense[1,7] ($M)	$265	—	$285	$986	—	$1,006

Effective Income Tax Rate[8]		~0%			~0%

Gross Capital Expenditures[9] ($M)	$785	—	$805	$3,500	—	$3,520

Debt and Capital Lease Payments ($M)		$690			$2,299

Diluted Share Count[10] (M)		367			377

Quarter End Liquidity ($B)
Unrestricted Cash, Cash Equivalents and Short-Term Investments ($B)		$5.2
Undrawn Commitments Under Revolving Credit Facility ($B)		$1.35

1.	Excludes special charges, the nature and amount of which are not determinable at this time
2.	Third-party business revenue associated with third-party business expense is recorded in other revenue
3.	Fuel price including taxes and fees
4.	This price per gallon corresponds to the fuel expense line of the income statement
5.	This price per gallon corresponds to the impact of non-operating hedges that appear in the non-operating line of the income statement
6.	This price per gallon corresponds to the total economic cost of the Company’s fuel consumption including all cash-settled hedges but does not directly correspond to the fuel expense line of the income statement
7.	The Company excludes the non-cash impact of fuel hedges from its non-operating expense guidance and Non-GAAP earnings
8.	Excludes the nonrecurring release of the valuation allowance.
9.	Capital expenditures include net purchase deposits and exclude fully reimbursable capital projects and operating leases converted to capital leases
10.	Diluted share count is approximately equal to basic share count

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Capacity: In the fourth quarter of 2015, better-than-expected completion factor resulted in consolidated capacity that was in the higher end of the Company’s original guidance range provided on October 22, 2015.

Passenger Revenue: The Company now expects fourth-quarter 2015 passenger revenue to decline between 5.75% and 6.25% year-over-year. The year-over-year performance was primarily impacted by a strong U.S. dollar, lower surcharges, travel reductions from energy dependent corporate customers and a softening in domestic yields. In addition, the revised guidance is lower than original expectations due to the impact of the Paris terror attacks, fuel price decline within the quarter affecting the Company’s Houston hub and corporate energy business, higher capacity driven by improved completion rates and softer demand as demonstrated by the downward revisions to GDP in the fourth quarter.

Non-Fuel Expense: The Company’s fourth-quarter 2015 non-fuel unit cost was better than original guidance due to higher than expected consolidated capacity and the timing of certain expense items.

Profit Sharing: For 2015, the Company will pay approximately 9.7% of total adjusted earnings as profit sharing to employees for adjusted earnings up to a 6.9% adjusted pre-tax margin and approximately 15.0% for any adjusted earnings above that amount. Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special items, profit sharing expense and share-based compensation program expense. Share-based compensation expense for the purposes of the profit sharing calculation is estimated to be $58 million for full-year 2015.

Fuel Expense: United expects a total fourth-quarter 2015 hedge loss of approximately $0.30 per gallon, or approximately $285 million, which is a combination of operating and non-operating cash-settled hedge loss in the table above and will be included in the Company’s fourth-quarter 2015 Non-GAAP earnings. The fourth-quarter 2015 hedge loss that is included in fuel expense is approximately $0.18 per gallon, or approximately $170 million.

Non-Operating Expense: Estimates for fourth-quarter 2015 non-operating expense include cash-settled hedge losses of approximately $0.12 per gallon, or approximately $115 million.

Gross Capital Expenditures: Fourth-quarter 2015 capital expenditures are higher than previous guidance. This is largely the result of the Company’s decision to shift certain aircraft-related payments from the first quarter of 2016 into the fourth quarter of 2015, which were not included in previous guidance.

Debt and Capital Lease Payments: The Company’s fourth-quarter 2015 debt and capital lease payments exceeded prior guidance as the company prepaid approximately $300 million of debt, which was not included in prior guidance.

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Fourth-Quarter and Full-Year 2015 Capacity

	Estimated 4Q 2015	Year-Over-Year % Change Higher/(Lower)		Estimated FY 2015	Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	27,170	4.3%		108,141	2.6%
Atlantic	10,733	(0.5%)		47,189	0.5%
Pacific	10,074	(0.0%)		40,841	2.4%
Latin America	5,837	10.5%		23,818	8.9%
Total Mainline Capacity	53,814	3.1%		219,989	2.7%
Regional[1]	7,491	(6.5%)		30,015	(6.0%)
Consolidated Capacity
Domestic System	34,359	1.8%		136,931	0.6%
International System	26,946	1.9%		113,073	2.9%
Total Consolidated Capacity	61,305	1.8%		250,004	1.6%

Traffic (Million RPMs)
Mainline Traffic
Domestic	23,407	6.9%		93,310	3.0%
Atlantic	8,391	(1.7%)		37,493	(0.9%)
Pacific	7,941	0.6%		33,299	2.7%
Latin America	4,731	10.4%		19,540	7.7%
Total Mainline Traffic	44,470	4.4%		183,642	2.6%
Regional Traffic[1]	6,248	(5.4%)		24,969	(5.9%)
Consolidated Traffic
Domestic System	29,435	4.1%		117,381	0.9%
International System	21,283	1.7%		91,230	2.2%
Total Consolidated Traffic	50,718	3.1%		208,611	1.5%

Load Factor
Mainline Load Factor
Domestic	86.2%	2.1	pts.	86.3%	0.3	pts.
Atlantic	78.2%	(0.9	) pts.	79.5%	(1.0	) pt.
Pacific	78.8%	0.5	pts.	81.5%	0.2	pts.
Latin America	81.1%	(0.1	) pts.	82.0%	(1.0	) pt.
Total Mainline Load Factor	82.6%	1.0	pt.	83.5%	(0.1	) pts.
Regional Load Factor[1]	83.4%	1.0	pt.	83.2%	0.0	pts.
Consolidated Load Factor
Domestic System	85.7%	1.9	pts.	85.7%	0.3	pts.
International System	79.0%	(0.2	) pts.	80.7%	(0.6	) pts.
Total Consolidated Load Factor	82.7%	1.0	pt.	83.4%	(0.2	) pts.

[1]	Regional results reflect flights operated under capacity purchase agreements

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GAAP to Non-GAAP Reconciliations

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and Non-GAAP financial measures, including net income/loss, net earnings/loss per share and CASM, among others. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. In addition, UAL believes that excluding non-cash (gains)/losses on fuel derivative contracts from non-operating expense is useful because it allows investors to better understand the impact of settled hedges on a given period’s results.

	Estimated 4Q 2015			Estimated FY 2015
Consolidated Unit Cost (¢/ASM)
Consolidated CASM Excluding Profit Sharing & Special Charges (a) (b)	12.49	—	12.53	12.67		12.68
Less: Third-Party Business Expenses	0.14	—	0.14	0.12	—	0.12

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	12.35	—	12.39	12.55		12.56
Less: Fuel Expense (c)	2.64	—	2.64	3.01	—	3.01

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.71	—	9.75	9.54		9.55

	Estimated 4Q 2015			Estimated FY 2015
Non-Operating Expense ($M)
Non-operating expense	$167	—	$187	$939	—	$959
Exclude: hedge program adjustments (d)	(104)	—	(104)	(249)	—	(249)
Exclude: other special items	6	—	6	202	—	202

Non-operating expense, adjusted (b)	$265	—	$285	$986	—	$1,006

(a)	Operating expense per ASM – CASM excludes special charges and profit sharing, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.
(d)	Hedge program adjustments consist of excluding MTM gains and losses from fuel derivative contracts settling in future periods and adding back prior period gains and losses on fuel contracts settled in the current period. The purpose of hedge program adjustments is to adjust GAAP fuel derivative contract gains (losses) to a cash-settled amount.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; our CEO’s health prognosis and return from medical leave; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com.

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